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                                                               EXHIBIT 10.17

                     TELECOMMUNICATIONS SERVICES AGREEMENT

THIS TELECOMMUNICATIONS SERVICES AGREEMENT ("Agreement") is entered into on 17 March, 1997 (the "Effective Date"), between:

TELEGLOBE USA INC., a Delaware corporation having a business address at 1751 Pinnacle Drive, McLean, Virginia 22102 (hereinafter "Teleglobe"); and

INTERNATIONAL TELEPHONE COMPANY, a corporation having a business address at 290 Pratt Street, Meridan, CT 06450 (hereinafter the "Customer");

and with Teleglobe, collectively referred to as the "Parties" and individually, a "Party".

                             W I T N E S S E T H:
                             --------------------

WHEREAS, Teleglobe is a provider of international telecommunications services;
and

WHEREAS, Customer desires to purchase certain telecommunications services provided by Teleglobe and described below on the terms and conditions contained herein.

WHEREAS, the Parties desire to enter into an agreement pursuant to Section 211 of the Communications Act of 1934, as amended, for carrier to carrier telecommunications services;

NOW THEREFORE, the Parties, in consideration of the mutual covenants and agreements hereinafter set forth, agree as follows:

1.   DESCRIPTION OF SERVICES

1.1 Teleglobe shall provide those telecommunications switching services and facilities to Customer to route Customer's international telecommunications traffic to and from various destinations around the world, as more particularly described in Annex 1 attached hereto and incorporated herein by reference (the "Services"). Additional services may be added from time to time to this Agreement upon terms and conditions to be mutually agreed upon by the Parties and to be included by adding an amended Annex 1 to this Agreement.

1.2 The destinations offered by Teleglobe for the provision of the Services are listed in Annex 2 attached hereto and incorporated herein by reference (the "Destinations"), which Destinations may be amended from time to time by Teleglobe by providing Customer with fifteen (15) days prior written notice.

2.   TERM

2.1 This Agreement shall commence on the Effective Date and shall continue for an initial term ("Term") of one (1) year. Thereafter this Agreement shall remain in effect unless terminated by either party by providing a written six (6) months notice of termination to the other party.

2.2 Teleglobe will endeavour to provide the Services on the date of completion of testing (the "Service Date"), and will notify Customer when such testing is completed.

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3.   VOLUME COMMITMENT

3.1 As of the Service Date, Customer shall send annually to the Destinations, via Teleglobe's facilities, the minimum volume of minutes of traffic, if any, set forth in Annex 3.

3.2 In addition to the Minimum Volume Commitment, if any, specified in Annex 3, commencing with the second month after the Service Date, Customer shall send a minimum of 150,000 minutes of traffic per month per each T1 facility ("Facility") provisioned by Teleglobe. In the event Customer fails to meet such minimum traffic volume for such Facility, Teleglobe shall have the right to terminate any and all such Facilities immediately and to provide written notice thereof to Customer.

4.   OPERATIONAL AND COMMERCIAL MATTERS

4.1 The point of interconnection with the Customer shall be Teleglobe's facilities at 60 Hudson Street, New York, NY (the "Interconnection Location"). Customer shall be responsible to procure, at its own expense, the necessary facilities or equipment required to bring traffic to the Interconnection Location. The initial traffic routing will be via Teleglobe's arranged gateways.

4.2 The Parties shall coordinate the management of their respective system facilities, with each Party being responsible for providing and operating, at its own expense, its respective network facilities. The Parties also shall interface on a 24 hours/7 days a week basis to assist each other with the isolation and repair of any facility faults in their respective networks, and with the identification, investigation and mitigation of real time traffic flow problems to/from any Destinations.

4.3 Customer shall provide Teleglobe with prompt and accurate traffic forecasting information in order to allow Teleglobe to provision the Services. Such forecasts shall be provided by Customer prior to implementation of the Services and thereafter as may be reasonably requested by Teleglobe. Such forecasts shall be in form satisfactory to Teleglobe and shall specify the traffic volumes, daily and seasonal profiles and peak periods for each Destination.

4.4 Customer hereby appoints Teleglobe as its agent for purposes of establishing related services with domestic and international underlying carriers as may be required in connection with this Agreement.

4.5 Teleglobe reserves the right to cancel and/or temporarily suspend any or all of the Services if Customer engages in activities which, in the reasonable opinion of Teleglobe, may cause disruption or damage to Teleglobe's network of facilities. Teleglobe shall use commercially reasonable efforts to provide Customer with advance notice of such suspension and or cancellation and in any case shall endeavour to provide written confirmation of such suspension and or cancellation within a commercially reasonable time thereafter.

5.   PRICING AND BILLING

5.1 For the Services provided pursuant to this Agreement, Customer shall pay Teleglobe the rates by Destination set forth in Annex 2 attached hereto and incorporated herein by

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     reference (the "Rates"), which Rates may be adjusted by Teleglobe from time to time by providing fifteen (15) days prior written notice to Customer.

5.2 Teleglobe shall provide a monthly invoice for the Services provided hereunder in accordance with the then-current Rates as soon as practicable after the end of each month. Such invoice will be based on the chargeable duration of the calls routed pursuant to this Agreement and rounded to the nearest six (6) second increment. The invoice will include traffic by destination, tariffs by destination and total amount due. Chargeable calls for Services shall begin on the earlier of Teleglobe receiving answer supervision or when Teleglobe is charged by its carrier supplier and/or provider.

5.3 All amounts due hereunder by Customer shall be payable to Teleglobe in U.S. Dollars in immediately available funds within thirty (30) days of the date of Teleglobe's invoice. If Customer in good faith disputes any invoiced amount, it shall submit to Teleglobe within thirty (30) days following receipt of such disputed invoice, full payment of the undisputed portion of the invoice and written documentation identifying the minutes and/or rates which are in dispute. The Parties shall investigate the matter and upon mutual agreement, either a credit against future invoices will be issued by Teleglobe or the withheld amount shall be paid by Customer, along with interest as set forth below. Any amounts due hereunder that are not paid when due shall accrue interest at the rate of one and one-half percent (1.5%) per month, compounded daily, beginning with the day following the date on which payment was due, and continuing until paid in full. Further, Teleglobe shall have the right to set off any amounts due hereunder which are not paid when due against any amounts owed to Customer by Teleglobe or any of its affiliates pursuant to any other agreement or arrangement.

5.4 Teleglobe reserves the right at any time to require Customer to issue a deposit, irrevocable letter of credit or other form of security acceptable to Teleglobe if Customer's financial circumstances or payment history is or becomes unacceptable to Teleglobe.

5.5 All Rates and other charges due hereunder are exclusive of all applicable taxes, including value added tax, sales taxes, and duties or levies imposed by any authority, government or government agency, all of which shall be paid promptly when due by Customer, and Customer agrees to indemnify and hold Teleglobe harmless from any liability therefor.

6.   TERMINATION

6.1  In addition to any other rights at law or in equity and notwithstanding
     Article 2.1 above, Teleglobe may terminate this Agreement immediately in the event that Customer (i) fails to make any payment when due hereunder;
     (ii) becomes insolvent or bankrupt or ceases paying its debts generally as they mature; or (iii) commits a breach of any of the terms of this Agreement (other than a breach of a payment obligation as addressed in (i) above) and fails to remedy such breach within thirty (30) days after receipt of written notice thereof from Teleglobe.

6.2 In the event of any termination pursuant to this Article 6, Customer shall pay to Teleglobe any Rates for Services rendered through and including the date of termination as well as any amounts due on account of any minimum volume commitment obligations and Shortfall charges, if any, arising pursuant to Annex 3.

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7.   LIMITATION OF LIABILITY

7.1 Customer acknowledges that Teleglobe has no control over how a foreign administration or third party carrier establishes its own rules and conditions pertaining to international telecommunications services. Customer agrees that Teleglobe shall not be liable for any loss or damage sustained by Customer, its interconnecting carriers or its end users due to any failure in or breakdown of the communication facilities associated with providing the Services, for any interruption or degradation of the Services whatsoever shall be the cause or duration thereof, or for any other cause or claim whatsoever arising under this Agreement.

7.2 In no event shall Teleglobe be liable to the Customer for consequential, special or indirect losses or damages howsoever arising and whether under contract, tort or otherwise (including, without limitation, third party claims, loss of profits, loss of customers, or damage to reputation or goodwill).

8.   ASSIGNMENT

     This Agreement is personal to the Parties hereto and may not be assigned or transferred by either Party without the prior written consent of the other Party; except that Teleglobe may assign this Agreement without consent to any affiliated entity or successor in interest whether by merger, reorganization, or transfer of all or substantially all of its assets or otherwise.

9.   FORCE MAJEURE

     No failure or omission by Teleglobe to carry out or observe any of the terms and conditions of this Agreement by Teleglobe shall give rise to any claim against Teleglobe or be deemed a breach of this Agreement if such failure or omission arises from an act of God or any other circumstance commonly known as force majeure, an act of Government, or any other cause beyond the reasonable control of Teleglobe.

10.  PUBLICITY, CONFIDENTIALITY

10.1 For a period of two (2) years from the date of disclosure thereof, each Party shall maintain the confidentiality of all information or data of any nature ("Information") provided to it by the other Party hereto provided such Information contains a conspicuous marking identifying it as "Confidential" or "Proprietary". Each party shall use the same efforts (but in no case less than reasonable efforts) to protect the Information it receives hereunder as it accords to its own Information. The above requirements shall not apply to Information which is already in the possession of the receiving Party through no breach of an obligation of confidentiality to the disclosing Party or any third party, is already publicly available through no breach of this Article 10, or has been previously independently developed by the receiving Party. This Agreement shall not prevent any disclosure of Information pursuant to applicable law or regulation, provided that prior to making such disclosure, the receiving Party shall use reasonable efforts to notify the disclosing Party of this required disclosure. All Information provided by any Party to the other hereunder shall be used solely for the purpose for which it is supplied.

10.2 Without Teleglobe's prior written consent, Customer shall not (i) refer to itself as an authorized representative of Teleglobe in promotional, advertising, or other materials, (ii) use

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     Teleglobe's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising, or other materials, or (iii) release any public announcements referring to Teleglobe or this Agreement without first having obtained Teleglobe's prior written consent.

11.  NOTICE

11.1 All notices, requests, or other communications hereunder shall be in writing, addressed to the parties as follows:

     If to Customer:  International Telephone Company
                      290 Pratt Street
                      Meridan
                      CT 06450
                      Attention: John Lynch, President
                      Facsimile:(203) 238-1699

     If to Teleglobe: Teleglobe USA Inc.
                      1751 Pinnacle Drive, Suite 1600
                      McLean, Virginia 22102
                      Attention: Vice President, US Sales
                      Facsimile: (703) 714-6653

11.2 Notices mailed by registered or certified mail shall be conclusively deemed to have been received by the addressee on the fifth business day following the mailing of sending thereof. Notices sent by telex or facsimile shall be conclusively deemed to have been received when the delivery confirmation is received if followed by first class mail, postage prepaid. If either Party wishes to alter the address to which communications to it are sent, it may do so by providing the new address in writing to the other Party.

12.  COMPLIANCE WITH LAWS

12.1 Customer shall not use the Services in any manner or for any purpose which constitutes a violation of the laws of the United States or the laws of any foreign jurisdiction in which the Services are being provided. Customer further agrees to refrain from engaging in sales, advertising or marketing within or outside of the United States which Teleglobe believes could impair its or its affiliates' relationship with any overseas authority or carrier.

12.2 The Parties hereby acknowledge that this Agreement shall be subject to
     Section 211 of the Communications Act, as amended, and shall govern Teleglobe's provision of the Services to the Customer. It is also understood and agreed that the terms and conditions hereof shall in all cases supersede any terms set forth in any Teleglobe tariff on file and in effect with the Federal Communications Commission.

12.3 This Agreement and the continuance hereof by the Parties is contingent upon the obtaining and the continuance of such approvals, consents, governmental and regulatory authorizations, licenses and permits as may be required or deemed necessary by the Parties, and the Parties shall use commercially reasonable efforts obtain and continue same in full force and effect.

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13.  MISCELLANEOUS

13.1 Any Article or any other provision of this Agreement which is or becomes illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from any illegal, invalid or unenforceable Article or any other provision of this Agreement and shall otherwise remain in full force and effect.

13.2 No waiver by either Party to any provisions of this Agreement shall be binding unless made in writing, any such waiver shall relate only to such specific matter, non-compliance or breach to which it relates to and shall not apply to any subsequent matter, non-compliance or breach.

13.3 The relationship between the Parties shall not be that of partners, and nothing herein contained shall be deemed to constitute a partnership between them or a merger of their assets or their fiscal or other liabilities or undertakings. Neither Party shall have the right to bind the other Party, except as expressly provided for herein.

13.4 This Agreement shall be governed by the laws of the Commonwealth of Virginia, without reference to its principles of conflict of laws. Customer irrevocably consents and submits to personal jurisdiction in the courts of the Commonwealth of Virginia for all matters arising under this Agreement.

13.5 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

13.6 This Agreement, including the following Annexes:

     Annex 1   Service Description
     Annex 2   Destinations and Rates
     Annex 3   Minimum Volume Commitments and Shortfall

     represents the entire understanding between the Parties in relation to the matters herein and supersedes all previous agreements made by either Party, whether oral or written. This Agreement may only be modified by a writing signed by both Parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate, or caused this Agreement to be executed in duplicate by a duly authorized officer, as of the date first above written.




TELEGLOBE USA INC.                          INTERNATIONAL TELEPHONE
                                            COMPANY

By: /s/signature illegible                  By: /s/Sean Thomas
   -----------------------                     -----------------------

Name:  name illegible                       Name:  Sean Thomas
     ---------------------                       ---------------------

Title: V.P./G.M.                            Title: V.P. Sales
      --------------------                        --------------------


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                                    ANNEX 1

                              SERVICE DESCRIPTION
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1.   International Direct Distance Dialing (IDDD) -- Teleglobe will connect
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     facilities to route international telecommunications traffic (IDDD type)
     and will arrange with authorized international carriers to provide service to various destinations around the world.





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